As filed with the Securities and Exchange Commission on November 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KORRO BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2324450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Kendall Square, Building 600-700

Suite 6-401

Cambridge, MA 02139

(617) 468-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ram Aiyar

President and Chief Executive Officer

Korro Bio, Inc.

One Kendall Square, Building 600-700

Suite 6-401

Cambridge, MA 02139

(617) 468-1999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq.

Marianne C. Sarrazin, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 6, 2023

PRELIMINARY PROSPECTUS

Up to 2,077,864 Shares of Common Stock

This prospectus relates to the proposed offer and resale or other disposition from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 2,077,864 shares of common stock, par value $0.001 per share, of Korro Bio, Inc.

We are registering the resale of the shares of common stock pursuant to the selling stockholders’ registration rights under a registration rights agreement between us and the selling stockholders. Our registration of the resale of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares of common stock. The selling stockholders may offer, sell or distribute all or a portion of their shares of common stock from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of common stock by the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses in connection with the registration of the resale of the shares of common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions or transfer taxes relating to the sale of common stock, which will be borne by the selling stockholders.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our other filings with the Securities and Exchange Commission.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “KRRO.” On November 3, 2023, the closing price for our common stock, as reported on Nasdaq, was $14.98 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 4 of this prospectus and under similar headings in any amendments or supplements to this prospectus and in the documents incorporated by reference into this prospectus or into any amendment or supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Neither we, nor the selling stockholders, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” or incorporated by reference herein as described under the heading “Incorporation of Certain Information by Reference.”

On November 3, 2023, or the Closing Date, we consummated the previously announced business combination, or the Merger, pursuant to that certain Agreement and Plan of Merger, or the Merger Agreement, dated July 14, 2023, by and among our company (formerly known as Frequency Therapeutics, Inc., or Frequency), Frequency Merger Sub, Inc., or Merger Sub, and Korro Bio OpCo, Inc., or Legacy Korro.

Pursuant to the terms of the Merger Agreement, a business combination between Frequency and Legacy Korro was effected through the merger of Merger Sub with and into Legacy Korro, with Legacy Korro surviving as a wholly owned subsidiary of Frequency. On the Closing Date, Frequency changed its name to Korro Bio, Inc.

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively, to Korro Bio, Inc., a Delaware corporation, and its consolidated subsidiaries (including Legacy Korro).

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to recognize the benefits of the Merger;

•

the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

•	our strategy;

•	our cash runway and ability to reach data inflection points;

•	the therapeutic and commercial potential of our product candidates;

•	our research and development and other expenses;

•	our ability to comply with, and the impact of, regulatory requirements, obligations and restrictions on our business and operations;

•

our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others, including our ability to obtain and maintain rights to the technologies required to develop and commercialize our product candidates;

•	competitive developments, including the impact on our competitive position of rival products and product candidates and our ability to meet such competition; and

•	our ability to manage the growth of our business.

These forward-looking statements are based on information available to us at the time of this prospectus or the document incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	We have incurred significant losses since inception and expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

•	There is substantial doubt about our ability to continue as a going concern.

•	Expectations regarding our cash runway and ability to reach data inflection points are based on numerous assumptions that may prove to be untrue.

•	We may be required to raise capital sooner than anticipated and our exposure to certain contingent liabilities and contractual obligations may be greater than anticipated.

•	We have never generated revenue from product sales and may never become profitable.

•

We will need substantial additional funding. If we are unable to raise capital when needed, we will be forced to delay, reduce, eliminate or prioritize among our research and development programs or future commercialization efforts.

•

The gene editing field and RNA editing in particular is relatively new and is evolving rapidly. We are very early in our development efforts and may not be successful in identifying and developing product candidates. It will be many years before we or our collaborators commercialize a product candidate or generate any revenues, if ever. Additionally, other gene editing technologies may be discovered that provide significant advantages over RNA editing, which could materially harm our business.

•

RNA editing is a novel technology that is not yet clinically validated for human therapeutic use. The approaches we take to discover and develop novel therapeutics are unproven and may never lead to marketable products.

•

We are very early in our development efforts, and our preclinical studies and clinical trials may not be successful. If we are unable to commercialize our product candidates or experience significant delays in doing so, our business will be materially harmed.

•	Any product candidates we develop may fail in preclinical or clinical development or be delayed to a point where they do not become commercially viable.

•	If we are not able to obtain or protect intellectual property rights related to any of our product candidates, development and commercialization of our product candidates may be adversely affected.

•

The market price of our common stock is expected to be volatile, the market price of the common stock may drop following the Merger and an active trading market for our common stock may not develop and our stockholders may not be able to resell their shares of common stock for a profit, if at all.

•	If the assets subject to the CVR Agreement are not disposed of in a timely manner, we may have to incur time and resources to wind down or dispose of such assets.

•

Provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult and may discourage any takeover attempts that stockholders may consider favorable, and may lead to entrenchment of management.

•	Our executive officers, directors and principal stockholders have the ability to control or significantly influence all matters submitted to our stockholders for approval.

OUR COMPANY

Overview

We are a biopharmaceutical company creating transformative genetic medicines targeted to treat both rare and highly prevalent diseases. Our initial focus is to bring additional precision and tunability to genetic medicines by developing therapies based on editing RNA instead of DNA, which is expected to lead to an improved safety profile and increased clinical activity and specificity.

We are generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to effect a precise yet transient single base edit. By editing RNA instead of DNA, we are expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, we expect to bring our medicines to patients by leveraging our proprietary RNA editing technology with precedented delivery modalities, manufacturing know-how, and established regulatory pathways for other approved oligonucleotide drugs. However, the scientific evidence to support the feasibility of developing product candidates using our RNA editing technology is both preliminary and limited. Moreover, regulators have not yet established any definitive guidelines related to overall development considerations for RNA editing therapies and no clinical data has been generated to date.

The versatility of RNA editing combined with our Oligonucleotide Promoted Editing of RNA, or OPERA, platform broadens the therapeutic target space significantly. The pipeline chart below demonstrates the breadth of indications and applications enabled by our platform, with an initial focus on four programs that are all wholly-owned. In addition, we have two other wholly-owned programs not reflected in the pipeline chart below: one for an undisclosed target for sAH, and one for a kinase target for cardiometabolic disease.

While our approach can be used to repair pathogenic single nucleotide variants, or SNVs, as demonstrated by our most advanced program, our Alpha-1 Antitrypsin Deficiency, or AATD, product candidate, it can also engineer de novo SNVs and change amino acids on proteins to endow them with desired properties while preserving their broader functional capabilities, as exemplified by three of our other programs (severe Alcoholic Hepatitis, amyotrophic lateral sclerosis, pain). In preclinical studies, we have demonstrated that single RNA changes can disrupt protein-protein interactions, prevent protein aggregation, selectively modulate ion channels and activate kinases. These modification approaches can unlock validated target classes that have historically been difficult to drug, enabling us to pursue a broad range of diseases traditionally out-of-scope for other genetic medicine approaches and current traditional drug modalities.

Our most advanced program is a product candidate for AATD where, using our RNA editing approach, we are repairing a pathogenic variant on RNA. Our product candidate has the potential to be disease-modifying and provide a differentiated therapeutic option. AATD is an inherited genetic disorder that can cause severe progressive lung and liver disease due to a lack of normal alpha-1 antitrypsin protein, or A1AT, caused by SNV mutations in the SERPINA1 gene. There are an estimated 3.4 million individuals with deficiency allele combinations worldwide. Our product candidate has the potential to elevate the standard of care and expand the number of patients on treatment and potential to be a leader with a large market opportunity worldwide.

Our AATD product candidate is a proprietary oligonucleotide that utilizes an established lipid nanoparticle, or LNP, based delivery system administered intravenously to transiently restore production of normal A1AT in liver hepatocytes. By correcting the pathogenic G to A SNV in the SERPINA1 gene, Korro Bio aims to bring individuals with the Z mutation to a phenotype where over 50% of RNA has been corrected to produce normal A1AT protein, preserving lung and liver function and preventing further damage. Based on the totality of the preclinical data generated to date, Korro Bio intends to nominate its development candidate in the second half of 2023.

The development candidate will then be tested in studies to enable a regulatory filing in the second half of 2024.

Corporate Information

Our principal executive offices are located at One Kendall Square, Building 600-700, Suite 6-401, Cambridge, MA 02139, and our telephone number is (617) 468-1999. Our website address is www.korrobio.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock is listed on Nasdaq under the symbol “KRRO.”

THE OFFERING

Common stock Offered by the Selling Stockholders	2,077,864 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Nasdaq Symbol	KRRO

Offering Price	The selling stockholders will offer the shares of common stock offered by this prospectus at the prevailing market prices or at privately negotiated prices.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 11.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our Current Report on Form 8-K filed on November 6, 2023, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” and our financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein.

USE OF PROCEEDS

This prospectus relates to the potential resale from time to time of some or all of 2,077,864 shares of our common stock. The selling stockholders will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders.

We have agreed to bear the expenses in connection with the registration of the shares of common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions or transfer taxes relating to the sale of common stock, which will be borne by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders acquired shares of common stock from us in the Merger upon exchange of shares of Legacy Korro acquired from Legacy Korro immediately prior to the Merger pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. Under the registration rights agreement that we assumed in the Merger, we agreed to file a registration statement with the SEC for the purposes of registering for resale from time to time the shares of common stock.

Except for the ownership of shares of common stock received in the Merger, the selling stockholders have not had any material relationship with our company within the past three years.

The table below lists the selling stockholders and other information regarding their ownership of the shares of common stock offered hereby. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of November 3, 2023 immediately following consummation of the Merger. The selling stockholders may have sold or transferred some or all of the common stock indicated below and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they own, subject to applicable community property laws. Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 8,001,283 shares of common stock outstanding as of November 3, 2023 immediately following consummation of the Merger.

Name and Address of Selling Stockholders	Number of Shares Beneficially Owned Before the Offering	Number of Shares that May Be Offered Hereby(16)	Shares Beneficially Owned After the Offering
			Number	Percentage
Entities affiliated with Atlas Venture(1)	1,119,292	177,217	942,075	11.8%
New Enterprise Associates 17, L.P.(2)	1,074,273	177,217	897,056	11.2%
Fidelity Select Portfolios: Biotechnology Portfolio(3)	180,884	88,608	92,276	1.2%
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(3)	40,253	16,996	23,257	*
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(3)	197,128	58,740	138,388	1.7%
Fidelity Growth Company Commingled Pool(3)	250,912	79,990	170,922	2.1%
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(3)	58,028	21,489	36,539	*
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund(4)	546,325	177,217	369,108	4.6%

Name and Address of Selling Stockholders	Number of Shares Beneficially Owned Before the Offering	Number of Shares that May Be Offered Hereby(16)	Shares Beneficially Owned After the Offering
			Number	Percentage
Entities affiliated with Point72 Asset Management(5)	542,657	265,826	276,831	3.5%
Platanus Investment LLC(6)	540,165	8,860	531,305	6.6%
Citadel CEMF Investments Ltd.(7)	265,826	265,826	—	—
Entities Affiliated with Cormorant(8)	529,170	265,826	263,344	3.3%
Invus Public Equities, L.P.(9)	418,605	141,774	276,831	3.5%
Qiming U.S. Healthcare Fund II, L.P.(10)	368,085	35,443	332,642	4.2%
Entities Affiliated with Monashee Investment Management(11)	90,805	35,441	55,364	*
Verition Multi-Strategy Master Fund Ltd.(12)	197,140	141,774	55,366	*
Entities Affiliated with Sixty Degree Capital(13)	31,561	17,721	13,840	*
MP Healthcare Venture Management, Inc.(14)	197,666	66,456	131,210	1.6%
ExodusPoint Partners Master Fund, L.P.(15)	35,443	35,443	—	—

*	Less than 1%
(1)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 942,075 shares held by Atlas Venture Fund XI, L.P., or AVF XI, and 177,217 shares held by Atlas Venture Opportunity Fund II, L.P., or AVO II. Atlas Venture Associates XI, L.P. is the general partner of AVF XI and Atlas Venture Associates XI, LLC is the general partner of Atlas Venture Associates XI, L.P. The members of Atlas Venture Associates XI, LLC collectively make investment decisions on behalf of Atlas Venture Fund XI, LLC. Jean-Francois Formela is a member of Atlas Venture Associates XI, LLC and a member of Korro Bio’s board of directors. Each of AVF XI, Atlas Venture Associates XI, L.P., and Atlas Venture Associates XI, LLC may be deemed to beneficially own the shares held by AVF XI. Mr. Formela expressly disclaim beneficial ownership of the shares owned by AVF XI, except to the extent of his pecuniary interest therein, if any. Atlas Venture Associates Opportunity II, L.P. is the general partner of AVO II, and Atlas Venture Associates Opportunity II, LLC is the general partner of Atlas Venture Associates Opportunity II, L.P. The members of Atlas Venture Associates Opportunity II, LLC collectively make investment decisions on behalf of Atlas Venture Associates Opportunity II, LLC. Mr. Formela is a member of Atlas Venture Associates Opportunity II, LLC. Each of AVO II, Atlas Venture Associates Opportunity II, L.P., and Atlas Venture Associates Opportunity II, LLC may be deemed to beneficially own the shares held by AVO II. Mr. Formela expressly disclaim beneficial ownership of the shares owned by AVO II, except to the extent of his pecuniary interest therein, if any. The mailing address of Atlas is 300 Technology Square, 8th Floor, Cambridge, MA 02139.

(2)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 1,072,936 shares held by New Enterprise Associates 17, L.P., or NEA 17, and 1,337 shares held by NEA Ventures 2019, L.P. The general partner of NEA 17 is NEA Partners 17, L.P., and the general partner of NEA Partners 17, L.P., is NEA 17 GP, LLC. The managers of NEA 17 GP, LLC are Forest Baskett, Ali Behbahani, M.D., Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Edward T. Mathers, Scott D. Sandell, Paul Walker and Rick Yang. Dr. Behbahani is a member of NEA 17 GP, LLC and a member of Korro Bio’s board of directors. Each of NEA Partners 17, L.P., and NEA 17 GP, LLC may be deemed to beneficially own the shares held by NEA 17. The address of the principal business office of NEA 17, NEA Partners 17, L.P., NEA 17 GP, LLC and Mr. Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Dr. Behbahani and Mr. Mathers is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815. The address of the principal business office of Mr. Baskett, Ms. Chang, Mr. Makhzoumi, Mr. Walker and Mr. Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Florence is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.

(3)

These accounts are managed by direct or indirect subsidiaries of FMR LLC. The shares listed above are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 546,325 shares held by Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund, or Eventide. Eventide Asset Management, LLC is the investment advisor to Eventide. Robin C. John is the Chief Executive Officer of Eventide Asset Management, LLC and Finny Kuruvilla, M.D., Ph.D. is a Co-Chief Investment Officer and Managing Director of Eventide Asset Management, LLC. In their corporate capacity for Eventide Asset Management, LLC, Mr. John and Dr. Kuruvilla hold voting and/or dispositive power over the shares held by Eventide. Mr. John and Dr. Kuruvilla disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Eventide, Mr. John and Dr. Kuruvilla is U.S. Bank Trust Services, Physical Processing, MK-WI S302, 1555 N RiverCenter Drive, Suite 302, Milwaukee, WI 53212.

(5)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of (i) 276,831 shares held by Point72 Biotech Private Investments, LLC, or Point72 Biotech, and (ii) 265,826 shares held by Point72 Associates, LLC, or Point72 Associates. Differentiated Ventures Investments, LLC, or Differentiated Ventures, is the managing member of Point72 Biotech and may be deemed to share beneficial ownership of the shares held by Point72 Biotech. 72 Investment Holdings, LLC, or 72 Investment Holdings, is the sole member of Differentiated Ventures and may be deemed to share beneficial ownership of the shares of which Differentiated Ventures may be deemed to share beneficial ownership. Steven A. Cohen, or Mr. Cohen, is the sole member of 72 Investment Holdings and may be deemed to share beneficial ownership of the shares of which 72 Investment Holdings may be deemed to share beneficial ownership. Each of Differentiated Ventures, 72 Investment Holdings and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Biotech. Pursuant to an investment management agreement, Point72 Asset Management, L.P., or Point72 Asset Management, maintains investment and voting power with respect to the shares held by Point72 Associates and therefore may be deemed to share beneficial ownership of such shares. Point72 Capital Advisors, Inc., or Point72 Capital Advisors, is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the shares of which Point72 Asset Management may be deemed to share beneficial ownership. Mr. Cohen is the sole member of Point72 Capital Advisors and may be deemed to share beneficial ownership of the shares of which Point72 Capital Advisors may be deemed to share beneficial ownership. Each of Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Associates. The address for Point72 Biotech and Point72 Associates is c/o Point72, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(6)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 540,165 shares held by Platanus Investment LLC, or Platanus. Xinyi Cai is the director of Platanus and holds voting and dispositive power over the securities owned by Platanus. The address for Platanus is 3 E 3rd Ave, Suite 200, San Mateo, CA 94401.

(7)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 265,826 shares held by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares covered by this registration statement. This response is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.
(8)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of (i) 312,052 shares held by Cormorant Global Healthcare Master Fund, LP, or Master Fund, and (ii) 217,118 shares held by Cormorant Private Healthcare Fund II, LP, or Fund II. Cormorant Global Healthcare GP, LLC, or Global GP, and Cormorant Private Healthcare GP II, LLC, or Private GP II, serve as the general partner of Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to Master Fund and Fund II. Bihua Chen serves as the managing member of Global GP, Private GP II and Cormorant Asset Management, LP. Each of Global GP, Private GP II, Cormorant Asset Management, LP and Ms. Chen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The principal address for the Cormorant Asset Management LP entities is 200 Clarendon Street 52nd Floor, Boston, Massachusetts 02116.

(9)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 418,605 shares held by Invus Public Equities L.P., or Invus. Invus Public Equities Advisors, LLC, or Invus PE Advisors, controls Invus, as its general partner and accordingly, may be deemed to beneficially own the shares held by Invus. The Geneva branch of Artal International S.C.A., or Artal International, controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the shares held by Invus. Artal International Management S.A., or Artal International Management, as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group S.A., or Artal Group, as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend S.A., or Westend, as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend, or the Stichting, as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the shares that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the shares that the Stichting may be deemed to beneficially own. The address for Invus and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The address for Artal International, Artal International Management, Artal Group, Westend and Mr. Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address for the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(10)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 368,085 shares held by Qiming U.S. Healthcare Fund II, L.P, or Qiming. Qiming U.S. Healthcare GP II, LLC, or Qiming GP, serves as the sole general partner of Qiming. As such, Qiming GP possesses power to direct the voting and disposition of the shares owned by Qiming and may be deemed to have indirect beneficial ownership of the shares held by Qiming. Mark McDade and Gary Rieschel are the managing partners of Qiming GP. As such, each of Mark McDade and Gary Rieschel possesses power to direct the voting and disposition of the shares owned by Qiming and may be deemed to have indirect beneficial ownership of these shares.

(11)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of (i) 33,520 shares held by DS Liquid Div RVA MON LLC, or MON LLC, (ii) 34,603 shares held by Monashee Solitario Fund LP., or Monashee LP, (iii) 6,379 shares held by BEMAP Master Fund Ltd., or BEMAP, (iv) 6,734 shares held by Monashee Pure Alpha SPV I LP, or Alpha SPV, (v) 7,443 shares held by Blackstone CSP-MST FMAP Fund, or Blackstone Fund, and (vi) 2,126 shares held by Mission Pure Alpha LP, or Pure Alpha LP. Jeff Muller, as the COO of Monashee Investment Management LLC, has voting and/or dispositive power over the shares held by MON LLC, Monashee LP, BEMAP, Alpha SPV, Blackstone Fund and Pure Alpha LP. Jeff Muller, as the COO of Monashee Investment Management LLC, has voting and/or dispositive power over the shares held by MON LLC, Monashee LP, BEMAP, Alpha SPV, Blackstone Fund and Pure Alpha LP. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities.

(12)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 197,140 held by Verition Multi-Strategy Master Fund Ltd., or Verition. Verition Fund Management LLC, as the investment manager of Verition, may be deemed to have voting and investment control over these securities. Nicholas Maounis, through ownership of the managing member of Verition Fund Management LLC, may be deemed to have voting and investment control with respect to these securities. Verition Fund Management LLC, its managing member and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein.

(13)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of (i) 26,941 shares held by Sixty Degree Capital Fund II-A, L.P., or Sixty Degree Fund II-A, and (ii) 4,620 shares held by Sixty Degree Capital Fund II, L.P., or Sixty Degree Fund II. The general partner of Sixty Degree Fund II-A and of Sixty Degree Fund II is Sixty Degree Capital Fund II GP Inc. The manager of Sixty Degree Fund II-A and of Sixty Degree Fund II is Sixty Degree Capital Inc. Each of Sixty Degree Capital Inc. and Sixty Degree Fund II-A may be deemed to beneficially own the shares held by Sixty Degree Fund II-A and each of Sixty Degree Capital Inc. and Sixty Degree Fund II may be deemed to beneficially own the shares held by Sixty Degree Fund II. The address of the principal business office of Sixty Degree Fund II-A, Sixty Degree Fund II, Sixty Degree Capital Fund II GP Inc. and Sixty Degree Capital Inc. is 251 Consumers Rd, #1100, Toronto, ON Canada M2J 4R3.

(14)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consist of 197,666 shares held by MP Healthcare Venture Management, Inc., or MP Healthcare. Mitsubishi Tanabe Pharma America, Inc. is the sole shareholder of MP Healthcare. Mitsubishi Tanabe Pharma Corporation is the sole shareholder of Mitsubishi Tanabe Pharma America, Inc. Mitsubishi Chemical Group Corporation is the sole shareholder of Mitsubishi Tanabe Pharma Corporation. As a result, Mitsubishi Tanabe Pharma America, Inc., Mitsubishi Tanabe Pharma Corporation and Mitsubishi Chemical Group Corporation may be deemed to share beneficial ownership of the shares held by MP Healthcare. The principal business address of MP Healthcare is 33 Arch Street, 31st Floor, Boston, MA 02110 and the principal business address of Mitsubishi Tanabe Pharma America, Inc., Mitsubishi Tanabe Pharma Corporation and Mitsubishi Chemical Group Corporation 3-2-10, Dosho-machi, Chuo-ku, Osaka, 541-8505, Japan.

(15)

Shares listed under “Number of Shares Beneficially Owned Before Offering” consists of 35,443 shares held by ExodusPoint Partners Master Fund, L.P, or Exodus. ExodusPoint Capital Management, LP acts as the investment manager to Exodus. Michael Gelband and Hyung Lee, the co-founders and Co-Chief Executive Officers of ExodusPoint Capital Management, LP, have voting and investment control of the shares held by Exodus. The business address of Exodus, Michael Gelband and Hyung Lee is 190 Elgin Avenue, George Town, Grant Cayman, Cayman Islands KY1-9008.

(16)	No other shares of common stock, including, without limitation, shares of common stock acquired in the open market are being offered under this prospectus.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees, donees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the New York Stock Exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of the date that the securities (i) have been sold, pursuant to this prospectus or pursuant to Rule 144, or (ii) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby. We are registering the resale of shares of our common stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus or at all.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Frequency Therapeutics, Inc. as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022 incorporated in this Prospectus by reference from the Frequency Therapeutics, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Korro Bio Ops, Inc. (formerly Korro Bio, Inc.) for the year ended December 31, 2022, appearing in Korro Bio, Inc.’s Current Report on Form 8-K dated November 6, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Korro Bio Ops, Inc.’s ability to continue as a going concern as described in Note 1 to its consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.korrobio.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 10, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 12, 2023, August 10, 2023 and November 2, 2023, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 13, 2023, March  29, 2023, May  10, 2023, June  6, 2023, July  14, 2023, July  31, 2023, August  15, 2023, September  27, 2023 and November 6, 2023 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September  23, 2019, and as set forth in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Korro Bio, Inc.

One Kendall Square, Building 600-700

Suite 6-401

Cambridge, MA 02139

Attention: Investor Relations

(617) 468-1999

Up to 2,077,864 Shares of Common Stock

Prospectus dated     , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following sets forth all costs and expenses that we expect to incur in connection with the sale of the securities being registered hereby. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$4,601.31
Legal fees and expenses	75,000.00
Accounting fees and expenses	47,500.00
Printing and miscellaneous expenses	5,000.00
Total	$132,101.31

ITEM 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that such provision shall not eliminate or limit the liability (i) for any breach of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which an improper personal benefit was derived.

Our amended and restated bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Under the Merger Agreement, from the effective time of the Merger through the sixth anniversary of the date of the effective time, we agreed to indemnify and hold harmless each person who was, as of July 14, 2023, the signing date of the Merger Agreement, or had been at any time prior, or who becomes prior to the effective time of the Merger, a director or officer of our company or Legacy Korro, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, pertaining to claims arising out of the fact that such person was a director or officer of our company or Legacy Korro, at or prior to the effective time of the merger, to the fullest extent permitted under the DGCL.

Under the Merger Agreement, we agreed not to amend, modify or repeal provisions in our certificate of incorporation and bylaws that were in effect as of July 14, 2023, the date of the Merger Agreement, with respect to indemnification, advancement of expenses and exculpation of our present and former directors and officers for a period of six years from the effective time of the Merger in a manner that would adversely affect the rights of such individuals who at the effective time of the Merger were our officers or directors.

In connection with the Merger, we purchased an insurance policy in effect for six years from the effective time of the Merger, providing no less favorable coverage as the current directors’ and officers’ liability insurance policies maintained by us with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against our current and former officers and directors.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of July 14, 2023, by and among the registrant, Frequency Merger Sub, Inc. and the entity formerly known as Korro Bio, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on July 14, 2023).

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 7, 2019).

3.2	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 6, 2023).

3.3	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on November 6, 2023).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 23, 2020).

4.1	Subscription Agreement, dated as of July 14, 2023 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 6, 2023).

4.2	Registration Rights Agreement, dated as of July 14, 2023 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 6, 2023).

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of RSM US LLP, former independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

107	Filing Fee Table

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on November 6, 2023.

KORRO BIO, INC.

By:	/s/ Ram Aiyar
Name:	Ram Aiyar
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Ram Aiyar and Vineet Agarwal, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Ram Aiyar Ram Aiyar	President, Chief Executive Officer and Director Principal Executive Officer	November 6, 2023

/s/ Vineet Agarwal Vineet Agarwal	Chief Financial Officer Principal Financial Officer and Principal Accounting Officer	November 6, 2023

/s/ Ali Behbahani Ali Behbahani	Director	November 6, 2023

/s/ Nessan Bermingham Nessan Bermingham	Director	November 6, 2023

/s/ Jean-Francois Formela Jean-Francois Formela	Director	November 6, 2023

/s/ David L. Lucchino David L. Lucchino	Director	November 6, 2023

/s/ Timothy Pearson Timothy Pearson	Director	November 6, 2023